UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 5, 2011, Wayside Technology Group, Inc., a Delaware corporation (the “Company”), appointed Michael Faith to serve as a director of the Company’s Board of Directors.  On April 5, 2011, the Company increased the size of its Board of Directors from six directors to seven directors and appointed Mr. Faith to fill the newly created vacant position on the Board of Directors.

Michael Faith is the founder and Chief Executive Officer of Headsets.com in San Francisco, California since 1997.  Mr. Faith sits on the advisory board of Retail Online Integration magazine and is the current Membership Chair of the Northern California chapter of the Young Presidents’ Organization, as well as the 2011 Chair of The Business Direct Group.

There is no family relationship between Mr. Faith and any other executive officer or director of the Company, or person nominated or chosen by the Company to become an executive officer or director.  A copy of the press release announcing the election of Mike Faith to the Company’s Board of Directors is furnished as Exhibit 99.1 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 6, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: April 8, 2011	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	Chief Executive Officer

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